UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2024, Aqua Metals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with The Benchmark Company, LLC, as representative of the several underwriters (the “Underwriter”), relating to an underwritten offering of 17,500,000 shares (“Company Shares”) of its $0.001 par value common stock (“Common Stock”) and non-redeemable warrants (“Warrants”) to purchase up to 17,500,000 shares of Common Stock (“Warrant Shares”). The Warrants are being offered and sold at the rate of one Warrant for every one Company Share purchased in this offering. The public offering price, before the Underwriter’s discount and commissions, for each Company Share is $0.39 and for each accompanying Warrant is $0.01.

Each Warrant will have an exercise price of $0.39 per share of Common Stock and will be immediately exercisable on the date of issuance. The Warrants will expire five years after the date of issuance. The warrants will be issued in book-entry form pursuant to a Warrant Agency Agreement between the Company and VStock Transfer, LLC as warrant agent, or the Warrant Agent. The warrants sold to the public will not be listed on any exchange or trading medium.

The Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Company Shares and accompanying Warrants, and the shares underlying the Warrants, will be issued pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-267780), previously filed with the Securities and Exchange Commission (“SEC”) on October 7, 2022, and the preliminary prospectus supplement relating to this offering, filed on May 14, 2024. The closing of the offering is expected to take place on or about May 17, 2024, subject to the satisfaction of customary closing conditions.

A preliminary prospectus supplement describing the terms of the sale of the Company Shares and accompanying Warrants has been filed with the SEC and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement relating to the securities being offered may be obtained, when available from The Benchmark Company, LLC, 150 East 58th Street, 17th floor, New York, NY 10155, by email at prospectus@benchmarkcompany.com, or by calling +1 (212)-312-6700. Electronic copies of the final prospectus supplement will also be available on the SEC’s website at http://www.sec.gov.

The foregoing description of the Agreement, Warrant and Warrant Agency Agreement are not complete and are qualified in their entirety by reference to the full text of the Agreement, form of Warrant and Warrant Agency Agreement, copies of which are filed herewith as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion and consent of Greenberg Traurig, LLP relating to the Company Shares, Warrants and Warrant Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued press releases announcing the launch and pricing of the offering on May 14, 2024 and May 15, 2024, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of May 14, 2024 between the Company and The Benchmark Company, LLC*
4.1	Form of Non-Redeemable Common Stock Purchase Warrant
4.2	Form of Warrant Agency Agreement to be entered into between the Company and VStock Transfer, LLC
4.3	Form of Underwriter Warrant to be issued to the Benchmark Company, LLC
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press Release dated May 14, 2024 regarding the launch of the offering of Common Stock and Warrants
99.2	Press Release dated May 15, 2024 regarding pricing of the offering of Common Stock and Warrants
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain annexes to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted annex upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: May 15, 2024	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer